<pre>



                                                              EXHIBIT 23.2

         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Conectisys Corporation

        We hereby consent to incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated January 7, 2003, which appears in ConectiSys Corporation's Annual Report on Form 10-KSB as of September 30, 2002 and for the years ended September 30, 2002 and 2001, filed with the Securities and Exchange Commission on January 21, 2003.

        We also consent to the reference to us under the caption "Experts" in the prospectus constituting a part of the foregoing Registration Statement on Form S-8.

                             /S/ Hurley & Company

                                 HURLEY & COMPANY

Granada Hills, California
March 7, 2003